Exhibit (d)(7)

                                 AMENDMENT NO. 1
                                       TO
                               EXCHANGE AGREEMENT

      THIS AMENDMENT NO. 1 TO EXCHANGE AGREEMENT, dated as of March 17, 2006 (this "Agreement"), is by and among Saker Holdings Corp., a Delaware corporation (the "Purchaser"), and each of the signatories hereto (each in his, her or its individual capacity, a "Stockholder," and, collectively, the "Stockholders"). All capitalized terms not defined herein shall have the same meaning ascribed to such terms in the Exchange Agreement (defined below).

                              W I T N E S S E T H:

      WHEREAS, the Purchaser and the Stockholders entered into an Exchange Agreement dated as of March 2, 2006 (the "Exchange Agreement");

      WHEREAS, each Stockholder has agreed to exchange that number of shares of Common Stock, $1.00 par value, of Foodarama Supermarkets, Inc. ("Foodarama") set forth beside such Stockholder's name on Exhibit "A" to the Exchange Agreement (the "Exchange Shares") for an equal number of newly issued shares of capital stock of the Purchaser;

      WHEREAS, certain of the Stockholders wish to increase the number of shares of Common Stock, $1.00 par value, of Foodarama that they have agreed to exchange for an equal number of newly issued shares of capital stock of the Purchaser;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Purchaser and each Stockholder hereby agree as follows:

1. Joseph J. Saker agrees to exchange seven thousand (7,000) additional shares of Common Stock, $1.00 par value, of Foodarama for an equal number of newly issued shares of capital stock of Purchaser.

2. Nadine Saker Mockler agrees to exchange six thousand (6,000) additional shares of Common Stock, $1.00 par value, of Foodarama for an equal number of newly issued shares of capital stock of Purchaser.

3. The additional shares described in paragraphs 1, 2 and 3 above shall, for purposes of the Exchange Agreement, be considered Exchange Shares, and all of rights, privileges, obligations, representations and warranties with respect to Exchange Shares set forth in the Exchange Agreement shall apply to such shares as if such additional shares were included on Exhibit A to the Exchange Agreement on the date of execution and delivery of the Exchange Agreement. Further, upon the execution and delivery of this Agreement by the parties hereto, the Purchaser Equity Schedule annexed to the Exchange Agreement as Exhibit B shall be deemed amended so that the newly issued shares of capital stock of the Purchaser to be issued to Joseph J. Saker shall be increased by 7,000 and the newly

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      issued shares of capital stock of the Purchaser to be issued to Nadine
      Saker Mockler shall be increased by 6,000.

4. The parties confirm each and every representation and warranty made in the Exchange Agreement as if repeated in this Agreement.

5. The parties hereto confirm that except as otherwise amended hereby, each and every term and provision of the Exchange Agreement remains in full force and effect.

6. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                             Signature Pages Follow

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   PURCHASER

                                   Saker Holdings Corp.

                               By: /s/ Richard J. Saker
                                   ------------------------------------
                             Name: Richard J. Saker
                            Title: President and Chief Executive Officer

                                   /s/ Joseph J. Saker
                                   ------------------------------------
                                   Joseph J. Saker

                                   /s/ Richard J. Saker
                                   ------------------------------------
                                   Richard J. Saker

                                   /s/ Joseph J. Saker, Jr.
                                   ------------------------------------
                                   Joseph J. Saker, Jr.

                                   /s/ Thomas A. Saker
                                   ------------------------------------
                                   Thomas A. Saker

                                   /s/ Gloria Saker
                                   ------------------------------------
                                   Gloria Saker

                                   /s/ Nadine Saker Mockler
                                   ------------------------------------
                                   Nadine Saker Mockler

                                   /s/ Denise Saker Marder
                                   ------------------------------------
                                   Denise Saker Marder

                                   /s/ Richard James Saker
                                   ------------------------------------
                                   Richard James Saker

                                   Richard J. Saker Trust f/b/o
                                   Richard James Saker

                               By: /s/ Richard J. Saker
                                   ------------------------------------
                                   Richard J. Saker

                                   Joseph Saker Family Partnership, L.P.

                                   By: Saker Family Corporation, General Partner

                                   /s/ Richard J. Saker
                                   -------------------------------------
                                   Richard J. Saker, President

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